UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ASA Gold and Precious Metals Limited

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

☐	Fee paid previously with preliminary materials.

ASA GOLD AND PRECIOUS METALS, LIMITED

(NYSE: ASA)

April 15, 2024

Dear Fellow Shareholder:

The ASA Gold & Precious Metals (“ASA”) shareholder meeting will be held on April 26th, 2024, less than ten days from now.

Dissident shareholder Saba is trying to take control of ASA with its board slate. Based on Saba’s past actions with other closed end funds once it gets control, we believe ASA will be severely diminished, its mission changed and ultimately may end up being liquidated.

We believe that Saba’s articulated goals are adverse to the interests of ASA’s long term shareholders and their investment objectives.

Now is the time to vote your shares for your ASA board nominees, all of whom are your fellow shareholders. Please call our proxy solicitor, Morrow Sodali Fund Solutions, at 1-888-698-3070 between the hours of 10:00a.m. and 10:00p.m., Eastern time with your WHITE proxy card available. They will help ensure that your shares are voted.

Sincerely,

/s/ Axel Merk

Axel Merk
Chief Operating Officer

ASA-6_2024